UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2019 (April 2, 2019)

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 3, 2019, Advaxis, Inc., a Delaware Corporation (“the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”) in connection with its previously announced public offering (the “Offering”) of 2,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $4.00 per share.

The Offering was made pursuant to a Registration Statement (No. 333-226988) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on August 23, 2018, and declared effective on August 30, 2018, as supplemented by a prospectus supplement dated April 3, 2019.

The Offering closed on April 5, 2019 and the Company received net proceeds of approximately $9.1 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering. The Company intends use the net proceeds from this offering to fund its continued research and development initiatives in connection with its product pipeline including, but not limited to, (i) investment in its ADXS-HOT program in both monotherapy and combination therapy and new cancer types; (ii) investment in ongoing clinical research in ADXS-PSA and ADXS-NEO, in combination therapy; and (iii) general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to full text of the Underwriting Agreement which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. Goodwin Procter LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On April 5, 2019, the exercise price of warrants issued by the Company in September 2018 (the “Warrants”) was reduced from $0.30 per Warrant (or $4.50 per full share of Common Stock) to $0.248 per Warrant (or $3.72 per full share of Common Stock). The reduction was the result of issuance of the Company’s common stock in the Offering. The full text of the notice of reduction in the exercise price of the Warrants is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on April 2, 2019 and April 3, 2019, respectively. Copies of these press releases are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by Advaxis, Inc. on April 3, 2019 with A.G.P./ Alliance Global Partners.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1).

99.1	Notice of Reduction in Exercise Price of Warrants.

99.2	Press Release announcing launch of the Offering on April 2, 2019.

99.3	Press Release announcing pricing of the Offering on April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: April 5, 2019	By:	/s/ Molly Henderson
Molly Henderson
Executive Vice President and Chief Financial Officer